FOR IMMEDIATE RELEASE

Contact:
James D. Nesci
President and Chief Executive Officer
BlueFoundryBank.com
jnesci@bluefoundrybank.com
201-972-8900

Blue Foundry Bancorp Schedules First Quarter 2022 Earnings Conference Call

RUTHERFORD, NJ, April 13, 2022 — Blue Foundry Bancorp (NASDAQ: BLFY) (the “Company”), the holding company for Blue Foundry Bank, announced that it will release financial results for the quarter ended March 31, 2022 on the morning of Wednesday, April 27, 2022. A copy of the earnings release will be available on the Company’s website, https://ir.bluefoundrybank.com/, in the News section and at the SEC’s website, https://www.sec.gov/.

Representatives of the Company will hold a conference call for investors on Wednesday, April 27, 2022 at 11:00AM (EST) to discuss the First Quarter 2022 earnings. The conference call will be recorded and will be available on the Company’s website for one month.

We encourage participants to pre-register for the webcast by using the link below to listen to the call. Upon registration, participants will immediately receive an online confirmation, an email and a calendar invitation for the event.

Webcast pre-registration link:
https://event.on24.com/wcc/r/3705382/180A4EE7D01623C8D7F0056CE661CE66

Participants who wish to ask questions or are unable to join via webcast may dial-in on the day of the call:

Participants Dial-In Information:
United States (Toll Free): 1-844-200-6205
United States (Local): 1-646-904-5544
All Other Locations: + 1-929-526-1599
Access code: 856694

About Blue Foundry Bancorp and Blue Foundry Bank
Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with presence in Bergen, Essex, Hudson, Morris, Passaic and Somerset counties,

Blue Foundry Bank is a full-service, progressive bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities.

Forward Looking Statements
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include conditions related to the global coronavirus pandemic, changes in the interest rate environment, changes in the rate of inflation, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.